Exhibit 99.1

OvaScience and Millendo Therapeutics Provide Update on Merger Agreement and Financing

—                                   New Commitment by Great Point Partners Brings Proceeds of Transactions to $87 Million —

—                                   Current OvaScience Shareholders to Benefit from Improved Exchange Ratio —

WALTHAM, Mass. and  ANN ARBOR, Mich., November 1, 2018 — OvaScienceSM (Nasdaq:OVAS) and privately-held Millendo Therapeutics, Inc., a clinical-stage biopharmaceutical company focused on developing novel treatments for orphan endocrine diseases, today announced that the companies have updated the terms of their merger agreement and increased the size of the associated financing, strengthening the position of the combined company.

Great Point Partners has joined the previously-disclosed investor syndicate, which includes New Enterprise Associates, Frazier Healthcare Partners, and Roche Venture Fund, among others, bringing the total expected proceeds of the financing to approximately $50 million in the combined company, at the same valuation as the merger. Together with the approximately $37 million in net cash expected from OvaScience at closing, the total proceeds of the merger and financing are expected to be approximately $87 million. The proceeds will fund the further development of Millendo’s lead assets, livoletide and nevanimibe. The financing and merger are expected to close in the fourth quarter of 2018.

“We are pleased to welcome this syndicate of high-quality investors, while ensuring that we have the resources in place to advance our first-in-class programs for the treatment of orphan endocrine diseases,” said Julia Owens, Ph.D., President and Chief Executive Officer of Millendo. “We look forward to providing an update on our clinical progress, beginning with the initiation of our pivotal Phase 2b/3 study of livoletide in Prader-Willi syndrome, in the first quarter of 2019.”

“We believe that with these updated terms and additional funding from recognized investors, the merger of OvaScience and Millendo has the potential to deliver even more significant and immediate value to shareholders and ultimately, to patients,” said Christopher Kroeger, M.D., Chief Executive Officer of OvaScience.

Updates to the Proposed Transaction

In conjunction with the additional investment by Great Point Partners, the estimated exchange ratio in the merger agreement has been revised, giving OvaScience securityholders greater ownership of the combined company — now with a post-money valuation of approximately $246 million - than pursuant to the former exchange ratio. On a pro forma basis, current OvaScience securityholders will own approximately 17% of the combined company, current Millendo securityholders (assuming the Millendo option pool is fully allocated) will own approximately 63% of the combined company (exclusive of participation in the associated financing), and investors participating in the financing will acquire approximately 20% of the combined company, in each case excluding the available OvaScience option pool and certain out-of-the-money options and subject to adjustment based on OvaScience’s anticipated net cash balance at the time of closing. The proposed transaction has been approved by the boards of directors of both companies and is expected to close in the fourth quarter of 2018, subject to the approval of OvaScience shareholders at a special shareholder meeting on December 4, 2018, as well as other customary conditions. The financing with Great Point Partners depends on a separate registration statement being declared effective unless such condition is waived.

Ladenburg Thalmann & Co. Inc. is acting as financial advisor to OvaScience for the transaction and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is serving as legal counsel to OvaScience. Cooley LLP is serving as legal counsel to Millendo. Jefferies and Leerink Partners are acting as Joint Placement Agents for the financing.

About OvaScience, Inc.

OvaScience (Nasdaq:OVAS) is focused on developing novel treatments for women and couples struggling with infertility. These treatments are based on a proprietary technology platform that leverages the breakthrough discovery of egg precursor cells — immature egg cells found within the outer ovarian cortex. In March 2018, the Company announced preliminary blinded data for its Phase 1 trial of OvaPrime for women with primary ovarian insufficiency and poor ovarian response. This trial was not expected to result in strong signals on secondary endpoints. The Company has since completed additional preclinical studies and based on results from these studies, has scaled back investment in its research and development efforts to focus on evaluating strategic alternatives. For more information, please visit www.ovascience.com.

About Millendo Therapeutics, Inc.

Millendo Therapeutics is focused on developing novel treatments for orphan endocrine diseases. The Company’s objective is to build a leading endocrine company that creates distinct and transformative treatments for a wide range of diseases where there is a significant unmet medical need. The Company is currently advancing livoletide for the treatment of Prader-Willi syndrome and nevanimibe for the treatment of classic congenital adrenal hyperplasia and endogenous Cushing’s syndrome. For more information, please visit www.millendo.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Has Been Filed with the SEC

On September 26, 2018, OvaScience filed a registration statement containing a proxy statement, prospectus and information statement with the SEC, in connection with the proposed transaction. OVASCIENCE URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OVASCIENCE, THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and shareholders may obtain free copies of the proxy statement, prospectus, information statement and other documents filed by OvaScience with the SEC through the website maintained by the SEC at www.sec.gov.  In addition, investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and information statement and other documents filed by OvaScience with the SEC by contacting Investor Relations by mail at OvaScience, Inc., Attn: Investor Relations, 9 Fourth Avenue, Waltham, Massachusetts 02451.  Investors and stockholders are urged to read the proxy statement, prospectus and information and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

OvaScience and Millendo, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the special interests of OvaScience’s directors and executive officers in the proposed transaction are included in the proxy statement, prospectus and information statement referred to above. Additional information regarding these persons is included in OvaScience’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 15, 2018, and the proxy statement for OvaScience’s 2018 annual meeting of stockholders, filed with the SEC on April 30, 2018.  These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. OvaScience and Millendo undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to the completion of the merger, including the need for stockholder approval and the satisfaction of closing conditions; risks associated with the anticipated financing to be completed prior to or shortly after the closing of the merger, including the risk that the closing of the financing from Great Point Partners depends on a separate registration statement being declared effective and the impact that could have on the timing of that additional investment; the cash balances of the combined company following the closing of the merger and the financing; the ability of OvaScience to remain listed on the Nasdaq Capital Market; and expected restructuring-related cash outlays, including the timing and amount of those outlays. Risks and uncertainties related to Millendo that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Millendo’s plans to develop and commercialize its product candidates, including livoletide and nevanimibe; the timing of initiation of Millendo’s planned clinical trials; the timing of the availability of data from Millendo’s clinical trials; the timing of any planned investigational new drug application or new drug application; Millendo’s plans to research, develop and commercialize its current and future product candidates; Millendo’s ability to successfully integrate Alizé Pharma SAS and its personnel; Millendo’s ability to successfully collaborate with existing collaborators or enter into new collaborations, and to fulfill its obligations under any such collaboration agreements; the clinical utility, potential benefits and market acceptance of Millendo’s product candidates; Millendo’s commercialization, marketing and manufacturing capabilities and strategy; Millendo’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Millendo’s competitors and our industry; the impact of government laws and regulations; Millendo’s ability to protect its intellectual property position; and Millendo’s estimates regarding future revenue, expenses, capital requirements and need for additional financing following the proposed transaction.

New factors emerge from time to time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the proxy statement/prospectus that will be included in the registration statement that will be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of OvaScience’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the Registration Statement on Form S-4, containing a proxy statement, prospectus and information statement, and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to OvaScience and Millendo as of the date of this release. Neither OvaScience nor Millendo undertakes any obligation to update such forward- looking statements to reflect events or circumstances after the date of this release.

OvaScience Media and Investor Contact:

Jonathan Gillis

OvaScience, Inc.

617-420-8639

jgillis@ovascience.com

Millendo Media Contact:

Cammy Duong

MacDougall Biomedical Communications

781-591-3443

cduong@macbiocom.com

Millendo Investor Contact:

Stephanie Ascher

Stern Investor Relations

212-362-1200

stephanie@sternir.com

###